UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2026

INOTIV PARENT, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-289957	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	*	*

 *The Nasdaq Stock Market (“Nasdaq”) suspended trading of the Company’s common shares at the opening of business on June 11, 2026. The Company’s common shares began trading on the over-the-counter market under the symbol “NOTVQ.” On July 10, 2026, Nasdaq filed a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist the Company’s common shares from Nasdaq, which became effective 10 calendar days after such filing. The deregistration of the Company’s common shares under Section 12(b) of the Securities Exchange Act of 1934, as amended, will be effective 90 days, or such shorter period as the SEC may determine, after the filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Form 8-K is being filed by Inotiv Parent, LLC, a Delaware limited liability company (“Reorganized Parent”), as the initial report of the Reorganized Parent to the SEC and as notice that the Reorganized Parent is the “successor issuer” to Inotiv, Inc., an Indiana corporation (the “Company”), pursuant to Rule 15d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As part of the transactions contemplated by the Plan (as defined below), Reorganized Parent acquired all of the assets of the Company.

As previously disclosed, on June 3, 2026 (the “Petition Date”), the Company and certain of its direct and indirect subsidiaries (collectively with the Company, the “Company Parties” or the “Debtors”) filed voluntary petitions commencing cases (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization. The Chapter 11 Cases are being jointly administered under the caption In re Inotiv, Inc., et al. A summary of the material terms of the plan of reorganization and related matters is contained in the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2026 and is incorporated herein by reference.

On July 14, 2026, the Bankruptcy Court entered the Order (I) Approving Debtors’ Disclosure Statement on a Final Basis and (II) Confirming the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Inotiv, Inc. and its Affiliated Debtors (the “Plan”) (Docket No. 191) (the “Confirmation Order”), which, among other things, confirmed the Plan.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

On July 19, 2026 (the “Plan Effective Date”), the conditions to the effectiveness of the Plan were satisfied or waived and the Plan became effective. The Company emerged from the Chapter 11 Cases on July 19, 2026. A copy of the Plan, the Confirmation Order and notice of the Plan Effective Date may be found at https://restructuring.ra.kroll.com/Inotiv/.

Item 1.01.	Entry into a Material Definitive Agreement.

Warrant Issuance

On the Plan Effective Date and pursuant to the Plan and the Confirmation Order, the Reorganized Parent entered into a warrant agreement (the “Warrant Agreement”) with Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), a Delaware limited liability company (the “Warrant Agent”). Pursuant to the Warrant Agreement, the Reorganized Parent issued an aggregate of 630,337 warrants (“New Warrants”) to (a) holders of the Company’s 15.00% Senior Secured Second Lien PIK Notes due 2027 (“Prepetition PIK Note Holders”) issued under that certain indenture, dated as of September 13, 2024, by and between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (the “Prepetition PIK Notes Indenture”); and (b) holders of the Company’s 3.25% Convertible Senior Notes due 2027 (the “Prepetition Convertible Unsecured Note Holders”) issued under that certain indenture, dated as of September 27, 2021, by and between the Company, as issuer, the guarantor party thereto, and U.S. Bank Trust Company, National Association, as trustee (the “Prepetition Convertible Unsecured Notes Indenture”). An aggregate of 132,371 New Warrants are being issued to the Prepetition PIK Note Holders, and 497,966 New Warrants are being issued to the Prepetition Convertible Unsecured Note Holders. Each New Warrant is exercisable for one unit of new equity interests of the Reorganized Parent (“New Equity Interests”). The New Warrants have an exercise price equal to $40.20 per unit of New Equity Interests (subject to certain anti-dilution adjustments) and a four-year exercise period following the Plan Effective Date. The New Warrants also include “Black Scholes” protection.

The foregoing description of the New Warrants is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exit Credit Agreement

On the Plan Effective Date, under the terms of the Plan, Inotiv Holdings I, LLC, a Delaware limited liability company (as “Borrower”), an indirect and wholly-owned subsidiary of the Reorganized Parent, with Inotiv Intermediate, LLC, a Delaware limited liability company (as “Holdings”) and certain subsidiary guarantors named therein, the lenders party thereto and Acquiom Agency Services LLC, as administrative agent and collateral agent, entered into a credit agreement, dated as of July 19, 2026 (the “Exit Credit Agreement”), providing for $180 million senior-secured credit facilities (“Exit Facilities”) consisting of (a) a term loan facility (the “Exit Term Loan”) in an aggregate principal amount of up to $150 million, inclusive of all outstanding obligations under the debtor-in-possession financing facility entered into in connection with the Chapter 11 Cases (the “DIP Credit Agreement”), converted dollar-for-dollar, and the prepetition term loans outstanding under that certain credit agreement, dated as of November 5, 2021, between the Company, as borrower, the guarantors and lenders party thereto (the “Prepetition First Lien Lenders”), and Acquiom Agency Services LLC, as successor administrative agent and collateral agent (as amended through May 14, 2026, the “Prepetition First Lien Credit Agreement”), converted into the remainder, in each case, into term loans under the Exit Term Loan facility; and (b) super-priority delayed draw term loan commitments of $30 million (the “DDTLs”), available to be drawn until April 19, 2027. The Exit Term Loan obligations are subordinated in right of payment to the obligations under the DDTLs. On the Plan Effective Date, $150 million was borrowed under the Exit Term Loan. The Exit Facilities will mature on July 19, 2031.

From the Plan Effective Date, cash borrowings under the Exit Facilities bear interest at a rate of (a) in the case of the Exit Term Loan, SOFR (with a 1% floor) plus 7.50% per annum or ABR (with a 2% floor) plus 6.50% per annum and (b) in the case of the DDTLs, SOFR (with a 1% floor) plus 6.00% per annum or ABR (with a 2% floor) plus 5.00% per annum, payable on the last business day of each one-month and three-month interest period (or, in the case of ABR loans, quarterly). All of the interest accrued on the Exit Term Loan on or before July 19, 2027 may be payable in kind, at the Borrower’s option, at a premium of 2% per annum above the cash interest rate. 50% of the interest accrued on the Exit Term Loan after July 19, 2027 may be payable in kind, at the Borrower’s option, at a premium of 1% per annum above the cash interest rate.

Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Exit Credit Agreement), the obligations under the Exit Facilities shall automatically bear interest at a rate equal to an additional 2.0% per annum over the rate otherwise applicable, with such interest being payable in cash on each interest payment date (unless the administrative agent demands prior payment).

Obligations under the Exit Credit Agreement are secured by a valid and perfected lien and security interest on substantially all assets and property, including existing and after-acquired personal and material real property, of the Borrower, Holdings and the subsidiary guarantors, with customary exceptions.

The Exit Facilities provide for affirmative, negative and financial covenants, that, among other things, limit the ability of the restricted group to incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; grant or permit certain liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with affiliates. The Exit Facilities also impose financial maintenance covenants in the form of a maximum leverage ratio and minimum liquidity requirements. The Exit Facilities contain certain events of default, including, without limitation, nonpayment of principal, nonpayment of interest, fees or other obligations after five business days, bankruptcy events of the Borrower or any of its subsidiaries and certain changes of control.

The foregoing description of the Exit Credit Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exit Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Equity Interests

On the Plan Effective Date, all equity interests in the Company that existed immediately prior to the Plan Effective Date were canceled, including the Company’s then-existing common stock, warrants and equity-based compensation awards, and the Reorganized Parent issued or caused to be issued the New Equity Interests and the New Warrants in accordance with the terms of the Plan.

Debt Agreements and Securities

On the Plan Effective Date, the obligations of the Company and any guarantors under the Company’s Prepetition First Lien Credit Agreement, the Prepetition PIK Notes Indenture, the Prepetition Convertible Unsecured Notes Indenture, the DIP Credit Agreement, book entries, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any claim or interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of, or interests in, the Debtors that are specifically reinstated pursuant to the Plan) were terminated and canceled, and the duties and obligations of all parties thereto were deemed satisfied in full, canceled, released, discharged, and of no force or effect.

Item 1.03.	Bankruptcy or Receivership.

The information set forth in the Introductory Note and Items 1.01, 1.02, 3.02 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

The material terms of the restructuring transactions that are set forth in the Plan, as confirmed by the Bankruptcy Court, were previously described under the heading “Restructuring Support Agreement” in Item 1.01 on the Current Report on Form 8-K filed by the Company on June 3, 2026, which description is incorporated herein by reference. Such summary describes only certain material provisions of the Plan, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Plan, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.03 by reference.

Immediately prior to the Plan Effective Date, the Company had 35,177,867 common shares issued and outstanding. Under the Plan, on the Plan Effective Date, all of the outstanding common shares and other equity interests of the Company were canceled, and existing equity holders did not receive or retain any distribution, property, or other value on account of such interests. As of the Plan Effective Date, the Reorganized Parent issued 5,100,000 units of New Equity Interests to the Prepetition First Lien Lenders, the Prepetition PIK Note Holders, and the Prepetition Convertible Unsecured Note Holders. The Reorganized Parent emerged from the Chapter 11 Cases as a private company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note, under the heading “Exit Credit Agreement” of Item 1.01, and under Items 1.02 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Under the Plan, on the Plan Effective Date, all of the outstanding common shares and other equity interests of the Company were canceled, and existing equity holders did not receive or retain any distribution, property, or other value on account of such interests.

As of the Plan Effective Date, the Reorganized Parent issued 5,100,000 units of New Equity Interests to the Prepetition First Lien Lenders, the Prepetition PIK Note Holders, and the Prepetition Convertible Unsecured Note Holders.

In addition, as of the Plan Effective Date, the Reorganized Parent issued New Warrants to the Prepetition PIK Note Holders and the Prepetition Convertible Unsecured Note Holders exercisable for 630,337 units of New Equity Interests.

The issuance of the New Equity Interests and the New Warrants, including the issuance of New Equity Interests upon exercise of the New Warrants, was or will be exempt, as the case may be, from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization), Section 4(a)(2)  and/or Regulation D, as applicable.

The information contained in Item 1.01 under the heading “Warrant Issuance”, and under Items 1.02 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On July 17, 2026, Ernst & Young LLP (“EY”) notified the Audit Committee of the Company’s board of directors of its resignation as the Company’s independent registered public accounting firm, effective on the date that the Company emerges from the Chapter 11 Cases. As a result, EY’s resignation was effective on July 19, 2026.

EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that EY’s report on the consolidated financial statements of the Company as of and for each of the fiscal years ended September 30, 2025 and 2024 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended September 30, 2025 and 2024, and the subsequent interim period through July 19, 2026, there were no (i) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses in the Company’s internal control over financial reporting identified by management. The material weaknesses identified related to:

(a)	the design and operating effectiveness of controls over information technology general controls (ITGCs) for applications that are relevant to the preparation of the consolidated financial statements throughout the years ended September 30, 2025 and 2024, which resulted in ineffective business process controls (automated and IT-dependent manual controls) that could result in misstatements potentially impacting all of the financial statement accounts and disclosures; and
(b)	the design and operating effectiveness of components of the COSO framework to address all relevant risks of material misstatement, including elements of the control environment, information and communication, control activities and monitoring activities components, relating to: (i) providing sufficient and timely management oversight and ownership over the internal control evaluation process; (ii) hiring and training sufficient personnel to timely support the Company’s internal control objectives; and (iii) performing timely monitoring and oversight to ascertain whether the components of internal control are present and functioning effectively. As a result, controls relevant to substantially all business processes and related controls (including relevant entity level controls) were deemed ineffective at September 30, 2025 and 2024.

The Company provided EY with a copy of the foregoing disclosure prior to its filing with the SEC and requested EY furnish the Company with a letter addressed to the SEC stating whether EY agrees with the above statements. A copy of EY’s letter, dated July 28, 2026, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

On the Plan Effective Date, all previously issued and outstanding equity interests in the Company were cancelled and extinguished. Pursuant to the Plan, (i) Prepetition First Lien Lenders received their pro rata portion of 93% of the New Equity Interests issued on the Plan Effective Date and (ii) Prepetition PIK Note Holders and Prepetition Convertible Unsecured Note Holders received in the aggregate, their pro rata portion of approximately 7% of the New Equity Interests issued on the Plan Effective Date, in each case, subject to dilution on account of the New Warrants and the Management Incentive Plan (as defined below).

The information set forth in the Introductory Note, Items 1.02, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Plan Effective Date, in accordance with the Plan, each of John Sagartz, R. Matthew Neff, David Landman, Terry Coelho, Robert W. Leasure Jr., Michael Harrington, Nigel Brown, Eugene Davis, and John T. Young Jr. resigned from the board of directors of the Company. There were no known disagreements between such directors and the Company that led to their respective departures from the board of directors. In addition, certain officers of the Company, including John E. Sagartz (Chief Strategy Officer) and Adrian P. Hardy (Chief Commercial Officer), resigned as officers of the Company on the Plan Effective Date.  Robert W. Leasure Jr. (Chief Executive Officer and President), Beth A. Taylor (Executive Vice President and Chief Financial Officer), and Andrea Castetter (Executive Vice President and General Counsel) will remain as officers of the Company.

As described in Item 5.03 of this Current Report on Form 8-K, in connection with the Plan, the Company was reorganized as a Delaware limited liability company. As of the Plan Effective Date, the board of managers (the “Board”) of the Reorganized Parent consists of five managers, who were appointed in accordance with the Plan: Robert W. Leasure Jr., Michael Harrington, Nigel Brown, Eugene Davis, and John T. Young Jr. Each of the foregoing served as a member of the board of directors of the Company immediately prior to the Plan Effective Date. Mr. Leasure has served as Chief Executive Officer of the Company since 2019. The managers serve pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of the Reorganized Parent (the “LLC Agreement”), which provides for certain designation rights with respect to the composition of the Board.

As of the Plan Effective Date, the principal officers of the Reorganized Parent consist of Robert W. Leasure Jr. (Chief Executive Officer and President), Beth A. Taylor (Executive Vice President and Chief Financial Officer), and Andrea Castetter (Executive Vice President and General Counsel).

There are no arrangements or understandings between any of the managers and any other persons pursuant to which any such manager was appointed as a member of the Board, other than the Plan and the LLC Agreement. None of the managers have any family relationship with any director or executive officer of the Company. There is no transaction, nor is there any currently proposed transaction, between any of the managers and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. The managers are entitled to customary indemnification pursuant to the LLC Agreement.

Pursuant to the Plan, on the Plan Effective Date, all existing equity and equity-based awards and plans of the Company, including options, restricted stock units, and other awards, whether or not vested, were canceled. Existing compensation arrangements, including employment agreements and cash incentive awards, of Robert W. Leasure Jr, Beth A. Taylor, and Andrea Castetter, were assumed by the Reorganized Parent on the Plan Effective Date pursuant to the Plan. Pursuant to the LLC Agreement, managers who are not employees of the Reorganized Parent may receive such reasonable compensation for serving in such capacity as may be approved by the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2026, the Reorganized Parent was formed by filing a certificate of formation with the Secretary of State of the State of Delaware. On the Plan Effective Date, the Reorganized Parent and its members (the “Members”) entered into the LLC Agreement. Pursuant to the LLC Agreement, as of the Plan Effective Date, the Members collectively own 100% of the equity of the Reorganized Parent.

Pursuant to the LLC Agreement, the management of the Reorganized Parent will be undertaken by the Board who will be appointed by the Members in accordance with the terms of the LLC Agreement. Pursuant to the LLC Agreement, the Board has general control and authority over the Reorganized Parent.

Furthermore, the Reorganized Parent may not, without the consent of certain Members so long as such Members hold a requisite percentage of equity interests of the Reorganized Parent, undertake certain actions, including, among other things, amending the LLC Agreement, changing the size of the Board, entering into certain material transactions, entering into a sale of the company, undertaking an initial public offering, or filing for bankruptcy or insolvency.

The LLC Agreement contains customary tag, drag, and preemptive rights, as well as indemnification provisions and governance provisions, among others.

A copy of the certificate of formation of the Reorganized Parent filed with the Secretary of State of the State of Delaware is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the LLC Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

Press Release

On July 20, 2026, the Company issued a press release announcing the Company’s emergence from the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filings.

Item 8.01	Other Events.

Management Incentive Plan

In accordance with the Plan, the Board of the Reorganized Parent will adopt an equity-based management incentive plan (the “Management Incentive Plan”), under which up to ten percent of the New Equity Interests issued and outstanding, on a fully diluted basis (assuming the New Warrants are treated as having been fully exercised) may be issued to the Reorganized Parent’s employees and directors.

The participants in the Management Incentive Plan, the timing and allocations of the awards to participants, and the other terms and conditions of such awards (including, but not limited to, vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the Board of the Reorganized Parent in its discretion.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are predictive in nature and are identified generally by the use of the terms “could,” “will,” “may,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “potential,” “continue” and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein.

All statements in this Current Report on Form 8-K that are not historical are forward-looking statements, including statements regarding the timing and implementation of the transactions contemplated by the Plan, the Company’s ability to continue operating in the ordinary course, and the potential benefits of the transactions contemplated by the Plan.

Such risks and uncertainties include, among other things, risks attendant to the bankruptcy process, including the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity, results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and the Company’s relationships with its vendors, customers, employees, and other stakeholders; the actions and decisions of creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases; and other factors described in the “Risk Factors” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
2.1	Amended Joint Prepackaged Chapter 11 Plan of Reorganization of Inotiv, Inc. and its Affiliated Debtors (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K (File no. 000-23357), filed on July 16, 2026)

3.1	Certificate of Formation of Inotiv Parent, LLC

3.2	Amended and Restated Limited Liability Company Agreement for Inotiv Parent, LLC, dated July 19, 2026

4.1	Warrant Agreement, dated as of July 19, 2026, between Inotiv Parent, LLC and Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US), as Warrant Agent

10.1	Credit Agreement, dated as of July 19, 2026, between Inotiv Holdings I, LLC, Inotiv Intermediate, LLC, certain subsidiary guarantors, the lenders party thereto and Acquiom Agency Services LLC, as Administrative Agent and Collateral Agent,

16.1	Letter dated July 28, 2026, from Ernst & Young LLP to the United States Securities and Exchange Commission

99.1	Press Release, dated July 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV PARENT, LLC

Date:	July 28, 2026	By:	/s/ Beth Taylor
Beth Taylor
Chief Financial Officer,
Executive Vice President